Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Industrial Enterprises of America, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "Form 10-KSB") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-KSB.

Dated: December 30, 2004

/s/ John D. Mazzuto
John D. Mazzuto, Chief Financial
Officer, Vice Chairman of the Board and Assistant
Secretary

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-KSB or as a separate disclosure document.